MUNIHOLDINGS NEW YORK INSURED FUND, INC.

FILE # 811-8217

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
3/10/2006	Long Island Power Authority	950,000,000	1,000,000

Goldman Sachs

UBS Securities

Lehman Brothers

A.G. Edwards

Citigroup Global Markets

David Lerner Associates

First Albany Capital

Jackson Securities

J.P. Morgan

KeyBanc Capital Markets

LaSalle Financial Services

Merrill Lynch

M.R. Beal

Prager, Sealy & Co.

Ramirez & Co.

Raymond James

RBC Capital Markets

Roosevelt & Cross

Siebert Brandford Shank

Wachovia Bank

3/15/2006	Puerto Rico Convention Ctr	468,800,000	3,570,000	Lehman Brothers Banc of America Merrill Lynch Citigroup Global Morgan Stanley Goldman Sachs Raymond James J.P. Morgan Ramirez & Co. Wachovia Bank
3/15/2006	Puerto Rico Convention Ctr	468,800,000	2,500,000	Lehman Brothers Banc of America Merrill Lynch Citigroup Global Morgan Stanley Goldman Sachs Raymond James J.P. Morgan Ramirez & Co. Wachovia Bank
6/7/2006	Metropolitan Trans Auth	350,000,000	8,000,000

Lehman Brothers

First Albany Capital

Bear Stearns

Citigroup Global

J.P. Morgan

UBS Securities

A.G. Edwards

Banc of America

Loop Capital

Merrill Lynch

Morgan Stanley

M.R. Beal

Ramirez & Co.

Raymond James

RBC Capital

Roosevelt & Cross

Siebert Brandford Shank

Wachovia Bank

6/9/2006	Triborough Brdg & Tunl	200,000,000	2,700,000

UBS Securities

Bear Stearns

Citigroup Global

J.P. Morgan

Lehman Brothers

A.G. Edwards

Banc of America

First Albany Capital

Loop Capital

Merrill Lynch

Morgan Stanley

M.R. Beal

Ramirez & Co.

Raymond James

RBC Capital

Roosevelt & Cross

Siebert Brandford Shank

Wachovia Bank

6/9/2006	New York St Env Fac	447,060,000	3,750,000	J.P. Morgan Merrill Lynch A.G. Edwards Banc of America Bear Stearns Citigroup Global Markets First Albany Goldman Sachs Lehman Brothers
6/9/2006	New York St Env Fac	447,060,000	3,500,000

J.P. Morgan

Merrill Lynch

A.G. Edwards

Banc of America

Bear Stearns

Citigroup Global

First Albany

Goldman Sachs

Lehman Brothers

M.R. Beal

Morgan Stanley

Piper Jaffray

Raymond James

Roosevelt & Cross

UBS Securities

Wachovia Bank

7/12/2006	Long Island Power Authority 09/01/2035	532,730,000	5,000,000

Morgan Stanley

Citigroup Global

Goldman Sachs

Lehman Brothers

UBS Securities

Banc of America

First Albany Capital

First Southwest Company

J.P. Morgan

Loop Capital

Merrill Lynch

Ramirez & Co.

RBC Capital

Roosevelt & Cross

Siebert Brandford Shank

Wachovia Bank

7/14/2006	New York State Thruway 04/01/2026	350,895,000	8,700,000	UBS Securities Bear Stearns Citigroup Global Merrill Lynch Banc of America Loop Capital Morgan Stanley Popular Securities RBC Capital Siebert Brandford Shank
8/2/2006	Commonwealth of Puerto Rico	835,650,000	500,000	Morgan Stanley Goldman Sachs Banc of America Citigroup Global Markets J.P. Morgan Lehman Brothers Merrill Lynch Popular Securities Raymond James Ramirez & Co. Wachovia Bank UBS Securities
8/2/2006	Commonwealth of Puerto Rico	835,650,000	1,345,000	Morgan Stanley Goldman Sachs Banc of America Citigroup Global Markets J.P. Morgan Lehman Brothers Merrill Lynch Popular Securities Raymond James Ramirez & Co. Wachovia Bank UBS Securities